Exhibit No. 1 Asset Purchase Agreement between Global Modular Inc.
and Impact Modular Leasing Inc.

                                                                                   ASSET PURCHASE AGREEMENT

Asset Purchase Agreement (“Agreement”) made this 11th day of March, 2005, by and between Global Modular Inc (“Purchaser”), a Nevada corporation having its principal place of business located at 1200 Airport Road, Chowchilla, CA 93610; and Impact Modular Leasing, Inc. (“Seller”) a Nevada corporation, with its principal place of business located at 450 W. 21st, Ste E, Merced, CA 95340, sometimes collectively referred to herein as the “Parties.”

WHEREAS, Seller has acquired title to certain intellectual properties (the “Assets”) from the Bankruptcy Trustee of Aurora Modular Industries, Inc. bankruptcy auction;

WHEREAS, Seller wishes to sell the Assets to Purchaser and Purchaser wishes to purchase the Assets,

NOW, upon the following terms and conditions, it is agreed as follows:

1.0. PURCHASE AND SALE OF ASSETS: In reliance on the representations, warranties and covenants contained in this Agreement, on the Closing Date, Seller shall sell, assign, deliver and transfer to Purchaser, and Purchaser agrees to purchase and acquire from Seller, free and clear of all encumbrances and on the terms and subject to the conditions set forth in this Agreement, the Assets set forth in Schedule 1.

2.0 PURCHASE PRICE: The purchase price for the Assets shall be Five Hundred Thousand Dollars ($500,000), payable by the delivery by Purchaser to Seller of a promissory note (the “Note), a copy of which is attached hereto a Exhibit “A.” The terms of the Note shall provide, among other things, that Note bear interest at five per cent (5%) per annum and shall be payable as follows: Three hundred thousand dollars ($300,000.00) plus accrued interest upon the unpaid balance shall be payable upon the first anniversary date of the Note, and two hundred thousand dollars ($200,000.00) plus accrued interest shall be payable upon the second anniversary date of the Note. Upon the second anniversary date of the Note, Seller shall have the option of receiving the $200,000, plus accrued interest, in cash or by requiring Purchaser to issue to Seller, five million shares of Purchaser’s unregistered common stock (the “Payment Shares”.) Purchaser shall have the right to pre-pay all or any portion of the Note at any time, with any pre-payments being first applied to accrued interest and then to principal.

3. PAYMENT SHARES: All Payment Shares issued to the Seller will not have been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that this transaction is exempt under the Act and such shares shall have the status of securities acquired under Section 4(2) of the Securities Act of 1033 (the “Act”), as not involving any public offering. (See “Representations and Warranties of Seller” below)

4.0 REPRESENTATIONS AND WARRANTIES OF SELLER. As a material inducement to Purchaser to enter into this Agreement and with the understanding that Purchaser will be relying thereon in consummating the transaction contemplated by this Agreement, Seller represents and warrants to Purchaser as follows:

4.1 CORPORATE AUTHORIZATION. Seller has full corporate power and authority to enter into this Agreement and to sell the Assets in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by Seller, and all other agreements or instruments to be executed by Seller pursuant to this Agreement, have been duly and effectively authorized by its board of directors and its and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated by this Agreement. This Agreement constitutes, and such other agreements or instruments will constitute, the legal, valid and binding obligations of Seller and in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, moratorium laws or by general principles of equity.

4.2 NO LIENS OR ENCUMBRANCES. Seller will transfer and convey to Purchaser, good, marketable and insurable title to the Assets, and, the Assets shall be free and clear of all mortgages, liens, claims, charges, encumbrances, leases, security interests, pledges, and title retention agreements of any kind or nature (collectively, "Encumbrances")

4.4 SELLER AS AN INVESTOR IN PURCHASER'S SECURITIES. In the event Seller shall choose to receive Payment Shares, Seller acknowledges that in accepting Purchaser's common stock as payment for the Assets, Seller becomes an investor in the common stock of the Purchaser, and in that capacity Seller represents and warrants to and with Purchaser as follows:

4.4.1 HIGH DEGREE OF RISK Seller acknowledges that investment in Purchaser's stock is speculative and involves a high degree of risk and the possible loss of its entire investment.

4.4.2 REVIEW OF AVAILABLE FINANCIAL INFORMATION Seller is familiar with the operations of the Purchaser, has and will evaluate the merits and risks of the transaction, will make its independent judgment as to the value of the securities to be issued by reviewing the financial and other information regarding the Purchaser that is and will be publicly available and on file with the Securities and Exchange Commission.

4.4.3 ACQUIRED SHARES FOR INVESTMENT Seller will be acquiring the Purchase Shares for the purpose of investment in the Purchaser and not for the purpose of distributing or publicly selling the shares to others, reselling, assigning, pledging or hypothecating the shares, or dividing its participation in ownership of the shares with others.

4.4.4. UNREGISTERED SHARES. Seller understands and acknowledges that it has been advised by the Purchaser that Purchase Shares will not have been registered under the Act, on the basis that (i) this transaction is exempt under the Act and the shares shall have the status of securities acquired under Section 4(2) of the Act, as not involving any public offering, and (ii) in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for the exemption would not be present, if, notwithstanding the forgoing, the Seller will have a present intention to dispose of such shares or any portion thereof.

4.4.5. NO ASSURANCE OF LIQUIDITY Seller recognizes that the Purchaser may not comply in the future with the requirements, which would permit it to sell the shares of Purchaser pursuant to Rule 144. As such, Seller agrees that such shares may have to be held for an indeterminate period of time. Seller understands that the certificates representing the shares shall be stamped with a legend in substantially the following form:

"The shares of common stock represented by this certificate
have not been registered under the Securities Act of 1933 or under applicable state securities laws and may not be sold,
transferred, or pledged in the absence of such registration, unless pursuant to an exemption from the registration
requirements of the Securities Act of 1933 and applicable state securities laws. The Company reserves the right to require on opinion of counsel satisfactory to it before effecting any
transfer of the shares."

   Purchaser's shares cannot be expected to be readily liquidated, if at all. Seller is aware that there is currently a very limited public market for the shares of Purchaser.

4.46 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller have been made with the knowledge and expectation that Purchaser is relying on them, and such representations and warranties shall survive the date of this Agreement.

5.0 REPRESENTATIONS AND WARRANTIES OF PURCHASER. As a material inducement to Seller to enter into this Agreement and with the understanding that Seller will be relying thereon in consummating the transactions contemplated by this Agreement, Purchaser represents and warrants to Seller as follows:

5.1 ORGANIZATION AND STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power to carry on its business as it is now being conducted.

5.2 CORPORATE AUTHORIZATION. Purchaser has the full corporate power and authority to enter into this Agreement and purchase the Assets in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by Purchaser pursuant to this Agreement have been duly and effectively authorized by the board of directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or the transactions contemplated by this Agreement. This Agreement constitutes, and such other agreements and instruments will constitute, the legal, valid and binding obligations of Purchaser which are, or will be, enforceable against Purchaser in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors rights in general, moratorium laws or by general principles of equity.

5.3 FULLY PAID AND VALIDLY ISSUED SHARES. The Purchase Shares, when issued and delivered to Seller, shall be deemed to be, and shall be, fully paid and validly issued shares of stock of Purchaser and Seller shall not be liable to any further call or assessment thereon, and any holder of said shares of stock shall not be liable for any further payment in respect thereto.

5.5 CAPITALIZATION. The current capitalization of Purchaser, is set forth in the filings made with the Securities and Exchange Commission (“SEC”.)

5.6 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser have been made with the knowledge and expectation that Seller is relying on them, and such representations and warranties shall survive the Date of this Agreement.

6. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable against the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to, or shall confer on, any person other than any of the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

7. GOVERNING LAW. This Agreement shall in all respects be governed by, and enforced and interpreted in accordance with the laws of the State of California without giving effect to choice of law principles.

8. NOTICES. All notices, consents, requests, demands, instructions or other communications provided for in this Agreement shall be in writing and shall be deemed validly given, made and served when delivered personally, or sent by certified or registered mail, postage prepaid, overnight courier or by telephone facsimile, pending the designation of another address, addressed as follows:

If to Seller:	Impact Modular Leasing, Inc. 450 W. 21st, Ste E Merced, CA 95340 in Street Bldg. "C" Attn: Mr. Michael Trevino Fax No. (949) 951-7315

If to Purchaser:	Global Modular Inc. 1200 Airport Road Chowchilla, CA 93610 Attn: Phillip Hamilton Fax No. (559) 665-7066

9. ENTIRE AGREEMENT AND COUNTERPARTS. This Agreement and the attached Exhibits and Schedules evidence the entire agreement among the Seller and Purchaser relating to the purchase and sale of the Assets supersede in all respects any and all prior oral or written agreements or understandings. This Agreement shall be amended or modified only by written instrument signed by Seller and Purchaser. This Agreement may be executed in counterparts

10. HEADINGS. Section and article headings used in this Agreement have no legal significance and are used solely for convenience of reference.

11. EXPENSES. Each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

12. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13. ARBITRATION. This agreement shall be deemed to be made, governed by, interpreted under and construed in all respects in accordance with the commercial rules of Judicial Arbitration and Mediation Service (“JAMS”). This chosen jurisdiction is irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation, construction, performance or breach of this agreement, the parties hereby consent to adjudication under the commercial rules of JAMS. Said venue of the arbitration shall be in Stanislaus County, California. Judgment on the award rendered by the arbitrator may be entered in any federal or state court in Stanislaus County, California.

14. CONSENTS. The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party

15. INTERPRETATION; CONSTRUCTION. Each party to this Agreement has consulted with independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

Impact Modular Leasing Inc.	Global Modular Inc

By: /s/ Michael Trevino	By:/s/ Adam DeBard
Michael Trevino	Adam DeBard
Title: President & CEO	Title: Vice President & Treasurer